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                                                                   EXHIBIT 10.13

                               AMENDMENT TO THE
                        DEFERRED COMPENSATION PLAN FOR
                       BOARD MEMBERS OF THE DIME SAVINGS
                             BANK OF NEW YORK, FSB


          1. The introductory clause of Section 3.8(a) of the Plan is amended to read as follows:

              "(a) Effective July 1, 1994, and subject to sections 3.8(d) and 3.8(e), only the following transfers between accounts are permitted under the Plan:"

          2. Section 3.8 of the Plan is amended to add at the end thereof the following new subsections (d) and (e) to read as follows:

              "(d) In accordance with the provisions of this section 3.8, a Participant may, by filing a notice in the form and manner prescribed by the Administrative Committee, elect to change his or her investment direction with respect to all or a portion of the amounts then held in such Participant's accounts, with such election and the new investment direction becoming effective as of the first day of any calendar quarter (i.e., January 1, April 1, July 1 or October 1), provided such investment direction election is made, and not revoked, prior to 10:00 a.m. on the first day of such calendar quarter. Such direction shall relate solely to amounts already allocated to the Participant's accounts, in which event it shall constitute a direction to transfer amounts in the Participant's accounts among the various available deemed investments. Any investment direction election made by a Participant shall remain in effect until changed, to the extent such change is permitted under the Plan.

              (e)  Securities Law Limitations.  Notwithstanding anything in the
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         Plan to the contrary, if at any time a Participant who is an Insider
         (as defined below) is prohibited by the Section 16 Rules (as defined below) from directing that his or her accounts be (i) deemed invested in an investment fund that invests in common stock of Dime Bancorp, Inc. (the "Company"), (ii) deemed transferred to a deemed investment in common stock of the Company, or (iii) to the extent of any deemed investment in common stock of the Company, deemed redeemed for whatever reason, any such direction shall be disregarded and not given effect. For purposes of this subsection (e), an Insider shall mean, with respect to the Company or any of its subsidiaries, (i) any Participant who is subject to the Section 16 Rules, determined in accordance with Rule 16a-2 thereof, and (ii) solely with respect to certain trading restrictions with respect to common stock of the Company imposed from time to time by the Company or any of its subsidiaries, any Participant who is subject to such trading restrictions. For
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         purposes of this subsection (e), the Section 16 Rules mean those rules
         (as from time to time amended) promulgated by the Securities and Exchange Commission ("SEC") under Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"). For purposes of the Plan, an action shall be deemed to be prohibited by the Section 16 Rules, if it could, if permitted or occurring, result in a transaction not being exempt from the provisions of Section 16(b) of the Act. An action in violation of certain trading restrictions with respect to common stock of the Company imposed from time to time by the Company or any of its subsidiaries shall be deemed to be prohibited by the Section 16 Rules solely for purposes of the Plan."

              3. The introductory clause to Section 4.1(a) is amended to read as follows:

              "(a) Except as otherwise provided in section 4.4, the amounts credited to a participant's Interest Bearing Memorandum Account, Stock Memorandum Account, Phantom II Account, Trust Account and Discretionary Accounts shall be paid to the Participant commencing on one of the following dates, as elected by the Participant prior to the crediting of the respective amounts to his accounts:"

              4. The first sentence of Section 4.1(b) is amended to read as follows:

              "(b) Except as otherwise provided in section 4.4, payments made pursuant to Section 4.1(a) shall be made in (i) fifteen annual installments, or (ii) if elected by the Participant prior to the earlier of his election to defer or crediting of such amounts to his account, in such lesser number of installments as shall be specified by the Participant in such election, or in a lump sum.

              5. Article IV is amended to add a new Section 4.4 to read as follows:

              "Section 4.4  Additional Payment Elections.
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              Notwithstanding the preceding provisions of this Article IV to the contrary, a Participant may subsequently elect, in such form and manner as may be prescribed by the Administrative Committee, that the amounts credited to his or her accounts be distributed commencing on one of the dates described in section 4.1(a)(i), (ii) or (iii) above in lieu of the date(s) initially selected, provided that any such election is made at least twenty-four (24) months prior to the earlier of the date payments would otherwise commence (other than on account of Hardship)
         or the Participant's termination of service for any reason as a member of the Board and, as applicable, as a member of the boards of directors of all subsidiaries of Dime Bancorp, Inc. Further, notwithstanding the preceding provisions of this Article IV to the contrary, a Participant may also subsequently elect, in such form and manner as may be prescribed by the Committee, that the amounts credited to his or her accounts be paid in any one of the forms of benefit payment provided under this section 4.1(b) in lieu of the form of payment initially selected, provided that any such election is made at least twenty-four
         (24) months prior to the earlier of the date payments would otherwise commence (other than on account of Hardship) or the Participant's termination of service for any reason as a
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         member of the Board and, as applicable, as a member of the boards of directors of all subsidiaries of Dime Bancorp, Inc.